December 3, 2004



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK EQUITY TRUST
              John Hancock Small Cap Fund

Dear Sirs:

         John Hancock Equity Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective December 3, 2004.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                JOHN HANCOCK EQUITY TRUST on behalf of
                                    John Hancock Small Cap Fund



By:                                 By:
   ----------------------------         -----------------------
     Name:                             Name:    James A. Shepherdson
     Title:                            Title:   President, and
                                                Chief Executive Officer



Attest:                            Attest:
       ------------------------       ----------------------------------



S:\Corporate Secretary\FUNDS\Equity Trust\Small Cap Fund\Small Cap Custodian Agt Amd.doc